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EXHIBIT 21.1

List of Subsidiaries

Advantis Technologies, Inc.
AlphaGary (Canada) Limited
AlphaGary Corporation
AlphaGary Limited
Brockhues GmbH & Co. KG
Caledonian Applied Technology Limited
Chemical Specialties, Inc.
Chillihurst Limited
Colorbatch Limited
Compugraphics International Limited
Compugraphics U.S.A. Inc.
Creambay Limited
Creamglade Limited
CSI Kemwood AB
CSI Kemwood Oy
CSI Wood Protection Limited
Cyantek Corporation
Electrochemicals Inc.
Exsil, Inc.
IC Masks Limited
Inorganic Pigments Limited
Lurex, Inc.
Mustardgrange Limited
Rockwood (Ningbo) Chemicals Corporation Limited
Rockwood Absorbents (Baulking) Limited
Rockwood Additives Limited
Rockwood America Inc.
Rockwood Chemicals (Ireland) Limited
Rockwood Electrochemicals Asia Limited
Rockwood Electronic Materials Limited
Rockwood Electronics France SA
Rockwood Group Pension Trustees (Ireland) Limited
Rockwood Industries Spain SL
Rockwood Italia SpA
Rockwood Pigmente Holding GmbH
Rockwood Pigments (UK) Limited
Rockwood Pigments NA, Inc.
Rockwood Specialties (Singapore) pte Limited
Rockwood Specialties GmbH
Rockwood Specialties Inc.
Rockwood Specialties Limited
RS Funding Corporation
Silo Pigmente GmbH
Southern Clay Products, Inc.
Southern Color N.A., Inc.

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  EXHIBIT 21.1
List of Subsidiaries